Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021, relating to the consolidated financial statements of BiomX Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Brightman Almagor Zohar Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 30, 2022